                                  EXHIBIT 3.2

                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                             GRUBB & ELLIS COMPANY
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   Grubb & Ellis Company, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:


   1. The name of the Corporation is Grubb & Ellis Company, and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on December 5, 1980.

   2. This Restated Certificate of Incorporation was duly adopted pursuant to
Section 245 of the General Corporation Law of the State of Delaware. This Restated Certificate of Incorporation restates and integrates and does not further amend the provisions of the Certificate of Incorporation of this Corporation as heretofore amended and supplemented. There is no discrepancy between such provisions and the provisions of this Restated Certificate of Incorporation.

   3. The text of the Restated Certificate of Incorporation as heretofore amended and supplemented is hereby restated and further amended to read in its entirety as follows:

                                 ARTICLE I
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   The name of the Corporation is Grubb & Ellis Company.


                                 ARTICLE II
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   The registered office of the Corporation in the State of Delaware is located at 32 Loockerman Square, Suite L-100 in the City of Dover, County of Kent. The name of the Corporation's registered agent at such address is The Prentice Hall Corporation System, Inc.


                                 ARTICLE III
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   The purposes of the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                 ARTICLE IV
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          The total number of shares of capital stock which the Corporation shall have authority to issue is twenty-six million (26,000,000) shares, of which twenty-five million (25,000,000) shares with a par value of $.01 each shall be designated Common Stock, and of which one million (1,000,000) shares with a par value of $.01 each shall be designated Preferred Stock, of which Preferred Stock fifty thousand (50,000) shares with a par value of $.01 each shall be designated Series A Senior Convertible Preferred Stock ("Series A Senior Preferred Stock"), two hundred thousand (200,000) shares with a par value of $.01 each shall be designated Series B Senior Convertible Preferred Stock ("Series B Senior Preferred Stock") and two hundred thousand (200,000) shares with a par value of $.01 each shall be designated Junior Convertible Preferred Stock. Except as noted in the second following paragraph, as used herein, "Senior Convertible Preferred Stock," shall mean collectively, the Series A Senior Preferred Stock and the Series B Senior Preferred Stock, or either of them. As used herein, "Convertible Preferred Stock" shall mean collectively, the Senior Convertible Preferred Stock and the Junior Convertible Preferred Stock, or either of them.

          Upon the filing on January 29, 1993 of the Certificate of Amendment of Certificate of Incorporation (the "Amendment"), every five shares of outstanding Common Stock were automatically reclassified, changed and converted into one share of Common Stock. No fractional shares of Common Stock were issued upon such conversion, but in lieu thereof, the Corporation paid a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Market Price of a share of Common Stock on the date on which the Amendment was filed. Unless otherwise requested by the holders thereof, the share certificates representing the shares of Common Stock outstanding prior to the filing of the Amendment represent such shares as reclassified, changed and converted following the filing of the Amendment. In addition, on December 8, 1993, the Company filed a Restated Certificate of Incorporation restating, integrating, and not further amending the provisions of the Company's certificate of incorporation as amended and supplemented before that date.

          Upon the filing on November 1, 1994 of the Certificate of Amendment of Restated Certificate of Incorporation (the "Certificate of Amendment"), Warburg, Pincus Investors, L.P. ("Warburg") exchanged all of its shares of Senior Convertible Preferred Stock held prior to such filing ("Existing Senior

Convertible Preferred Stock") for an equal number of shares of Series B Senior Preferred Stock. Effective immediately after the issuance of such shares of Series B Senior Preferred Stock, each remaining share of Existing Senior Convertible Preferred Stock shall be automatically reclassified, changed and converted into one share of Series A Senior Preferred Stock. Unless otherwise requested by the holders thereof, the share certificates representing the shares of Existing Senior Convertible Preferred Stock outstanding prior to the filing of the Certificate of Amendment which have not been exchanged for Series B Senior Convertible Stock shall represent shares of Series A Senior Convertible Preferred Stock as reclassified, changed and converted following the issuance of the Series B Senior Convertible Stock.

          The class of capital stock of the Corporation designated Common Stock shall have (i) subject to the proviso at the end of this sentence, full voting rights, with one vote represented by each share of stock; (ii) rights to payment of dividends without preference if, as, and when declared by the Board of Directors of the Corporation; and (iii) rights to liquidation distributions of the Corporations's assets without preference after payment of preferential liquidation distributions, if any, payable on any issued and outstanding series of Preferred Stock; provided, however, that, notwithstanding the provisions of clause (i) of this sentence, the holders of Common Stock shall not have the right to vote on any of the matters described in Section 4(b)(i) or 4(b)(ii) below in this Article IV except in clauses (A) and (D) thereof, except as otherwise required by the laws of the State of Delaware.

          The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby expressly vested with authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof (including, without limitation, the voting powers, if any, the dividend rate, conversion rights, redemption price, or liquidation preference), of any wholly unissued series of Preferred Stock, to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series.

          A statement of the designations and the voting powers, preferences and relative, participating, optional and other special rights of the shares of the Senior Convertible Preferred Stock and the Junior Convertible Preferred Stock, and the qualifications, limitations or restrictions thereof are as follows:

          1.  Rank.  The Senior Convertible Preferred Stock shall, with respect
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to dividend rights and rights on liquidation, winding up and dissolution, rank prior to any other equity securities of the Corporation, including all classes of Common Stock and any other series of Preferred Stock of the Corporation, with the Series A Senior Preferred Stock and the Series B Senior Preferred Stock ranking on an equal priority in all such foregoing respects. The Junior Convertible Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank prior to any other equity securities of the Corporation, including all classes of Common Stock and any other series of Preferred Stock of the Corporation other than the Senior Convertible Preferred Stock which shall rank prior to the Junior Convertible Preferred Stock (all of such equity securities of the Corporation to which the Junior Convertible Preferred Stock ranks prior are collectively referred to herein as the "Junior Stock").

          2.  Dividends
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          (a) Senior Convertible Preferred Stock. The holders of Senior
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Convertible Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefor, cumulative dividends at a rate (the "Senior Dividend Rate") equal to the greater of 12% or the Junior Preferred Dividend Rate (as defined below). Such dividends shall be computed on the basis of the Series A Senior Preferred Stock Stated Value and the Series B Senior Preferred Stock Stated Value, respectively, and shall be payable annually on the first day of each October commencing on the first of such dates to occur after the Issue Date. Dividends shall accrue on each share of Senior Convertible Preferred Stock from the Issue Date and shall accrue from day to day, whether or not earned or declared. Accrued but unpaid dividends on the Senior Convertible Preferred Stock shall increase at a compounding rate equal to the Senior Dividend Rate compounded annually. Dividends paid on the shares of Senior Convertible Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of all, but not less than all shares of Senior Convertible Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 30 days prior to the date fixed for the payment thereof. During such time as any shares of the Senior Convertible Preferred Stock are outstanding, the Corporation shall not declare, pay or set apart for payment any dividend on any of the Junior Convertible Preferred Stock or Junior Stock, other than a redemption pursuant to Section 5(h), or make any payment on account of, or set apart money for a sinking or other similar fund or make any payment for, the purchase, redemption or other retirement of, any of the Junior Convertible Preferred Stock or Junior Stock or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Convertible Preferred Stock or Junior Stock, or make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property (other than distributions or dividends in Junior Convertible Preferred Stock or Junior Stock to the holders of Junior Convertible Preferred Stock or Junior Stock), and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any of the Junior Convertible Preferred Stock or Junior Stock or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Convertible Preferred Stock or Junior Stock, other than a redemption pursuant to Section 5(h), unless prior to or concurrently with such declaration, payment, setting apart for payment, purchase, redemption or distribution, as the case may be, the full cumulative dividends on all outstanding shares of Senior Convertible Preferred Stock shall have been paid in full or contemporaneously are declared and paid through the most recent dividend payment date. Notwithstanding the foregoing, a redemption pursuant to Section 5(h) may be effected prior to the payment in full of cumulative dividends on all outstanding shares of Senior Convertible Preferred Stock. The dividend rights of the Series A Senior Preferred Stock and Series B Senior Preferred Stock shall be on an equal priority.

          (b) Junior Convertible Preferred Stock. The holders of Junior
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Convertible Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefor, cumulative dividends payable in cash at a rate (the "Junior Preferred Dividend Rate") of 5% per annum through December 31, 2001, 10% per annum from January 1, 2002 through December 31, 2002, 11% per annum from January 1, 2003 through December 31, 2003, 12% per annum from January 1, 2004 through December 31, 2004, and commencing on January 1, 1995 and on each January 1 thereafter, such rate shall increase by 2%. Such dividends shall be computed on the basis of the Junior Convertible Preferred Stock Stated Value and shall be payable annually on the first day of each October commencing on the first of such dates to occur after the shares of Junior Convertible Preferred Stock are initially issued. Dividends shall accrue on each share of Junior Convertible Preferred Stock from the date of issuance thereof and shall accrue from day to day, whether or not earned or declared. Accrued but unpaid dividends shall increase at a compounding rate equal to the Junior Preferred Dividend Rate compounded annually. Dividends paid on the shares of Junior Convertible Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Junior Convertible Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 30 days prior to the date fixed for the payment thereof. During such time as any shares of the Junior Convertible Preferred Stock are outstanding, the Corporation shall not declare, pay or set apart for payment any dividend on any of the Junior Stock or make any payment on account of, or set apart money for a sinking or other similar fund or make any payment for, the purchase, redemption or other retirement of, any of the Junior Stock or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Stock, or make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property (other than distributions or dividends in Junior Stock to the holders of Junior Stock), and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any of the Junior Stock or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Stock, unless prior to or concurrently with such declaration, payment, setting apart for payment, purchase, redemption or distribution, as the case may be, the full cumulative dividends on all outstanding shares of Junior Convertible Preferred Stock shall have been paid in full or contemporaneously are declared and paid through the most recent dividend payment date.

          3.  Liquidation Preference
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          (a) Senior Convertible Preferred Stock.  In the event of any voluntary
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or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of the shares of Series A Senior Preferred Stock and Series B Senior Preferred Stock then outstanding shall be entitled to be first paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to $100.00 per share of Series A Senior Preferred Stock (the "Series A Senior Preferred Stock Stated Value") and $100.00 per share of Series B Senior Preferred Stock (the "Series B Senior Preferred Stock Stated Value"), respectively, plus an amount equal to all dividends (whether or not earned or declared) on such shares accrued and unpaid thereon to the date of final distribution, before any payment shall be made or any assets distributed to the holders of the Junior Convertible Preferred Stock or Junior Stock. Except as provided in the preceding sentence, holders of the Senior Convertible Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation. If, upon any such liquidation, dissolution or winding up of the Corporation, the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of the Senior Convertible Preferred Stock the full amount to which they shall be entitled, the holders of any of the Senior Convertible Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. The distribution rights of the Series A Senior Preferred Stock and Series B Senior Preferred Stock shall be on an equal priority.

          (b) Junior Convertible Preferred Stock.  In the event of any voluntary
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or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, if assets are remaining after the payment in full of the preferential amount of the Series A Senior Preferred Stock Stated Value and the Series B Senior Preferred Stock Stated Value set forth in Section 3(a) plus an amount equal to all dividends (whether or not earned or declared) on such shares accrued and unpaid thereon, the holders of the shares of Junior Convertible Preferred Stock then outstanding shall be next entitled to be first paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to $100.00 per share (the "Junior Convertible Preferred Stock Stated Value") plus an amount equal to all dividends (whether or not earned or declared) on such shares accrued and unpaid thereon to the date of final distribution, before any payment shall be made or any assets distributed to the holders of any of the Junior Stock. Except as provided in the preceding sentence, holders of the Junior Convertible Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation. If, upon any such liquidation, dissolution or winding up of the Corporation, the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of the Junior Convertible Preferred Stock the full amount to which they shall be entitled, the holders of the Junior Convertible Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

          (c) For the purposes of this Section 3, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation nor the consolidation or merger of the Corporation with one or more other corporations shall be deemed a liquidation, dissolution or winding up, voluntary or involuntary.

          (d) The liquidation payment with respect to each outstanding fractional share of Convertible Preferred Stock shall be equal to a ratably proportionate amount of the liquidation payment with respect to each outstanding share of Convertible Preferred Stock.

          4.  Voting Rights
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          (a) Right to Vote.  Except as otherwise required by law, the Senior
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Convertible Preferred Stock, the Junior Convertible Preferred Stock, the Common Stock and any other capital stock of the Corporation entitled to vote with the Common Stock shall be deemed to be one class for the purpose of voting, or giving written consent in lieu of voting, on all matters submitted for the approval of the stockholders of the Corporation. Each person in whose name shares of Convertible Preferred Stock shall be registered on the record date for determining the holders of the Convertible Preferred Stock entitled to vote at any meeting of stockholders (or adjournment thereof) or to consent to corporate action in writing without a meeting shall be entitled to, at such meeting or with respect to such action, one vote for each share of Common Stock of the Corporation into which each share of Convertible Preferred Stock registered in the name of such person on such record date could be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share).

          (b) Significant Events
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              (i) During such time as any shares of Senior Convertible
     Preferred Stock are outstanding, the Corporation will not, without the affirmative vote or consent of the holders of at least two-thirds of the issued and outstanding shares of Senior Convertible Preferred Stock voting together as one single and separate class, (A) create, authorize or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification) any class or series of shares ranking on a parity with or prior to the Senior Convertible Preferred Stock, either as to dividends upon voluntary or involuntary liquidation, dissolution or winding up, (B) increase the authorized shares of, or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification) any shares of Senior Convertible Preferred Stock, (C) amend, alter, waive the application of, or repeal (whether by merger, consolidation or otherwise) any provision of the Certificate of Incorporation of the Corporation, enter into any agreement or take any other corporate action which in any manner would alter, change or otherwise adversely affect the powers, rights or preferences of the Senior Convertible Preferred Stock, (D) effect the reorganization, recapitalization, liquidation, dissolution or winding up of the Corporation, or the sale, lease, conveyance or exchange of all or substantially all of the assets, property or business of the Corporation, or the merger or consolidation of the Corporation with or into any other corporation, if such transaction in any manner would alter, change or otherwise adversely affect the powers, rights or preferences of the Senior Convertible Preferred Stock or (E) take any action which would cause a dividend or other distribution to be deemed to be received by the holders of the Senior Convertible Preferred Stock for federal income tax purposes unless such dividend or other distribution is actually received by such holders.

                    (ii) During such time as any shares of Junior Convertible Preferred Stock are outstanding, the Corporation will not, without the affirmative vote or consent of the holders of at least two-thirds of the issued and outstanding shares of Junior Convertible Preferred Stock voting together as a separate class, (A) create, authorize or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification) any class or series of shares ranking on a parity with or prior to the Junior Convertible Preferred Stock, either as to dividends or redemption or upon voluntary or involuntary liquidation, dissolution or winding up, (B) increase the authorized shares of, or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification) any shares of Junior Convertible Preferred Stock, (C) amend, alter, waive the application of, or repeal (whether by merger, consolidation or otherwise) any provision of the Certificate of Incorporation of the Corporation, enter into any agreement or take any other corporate action which in any manner would alter, change or otherwise adversely affect the powers, rights or preferences of the Junior Convertible Preferred Stock, (D) effect the reorganization, recapitalization, liquidation, dissolution or winding up of the Corporation, or the sale, lease, conveyance or exchange of all or substantially all of the assets, property or business of the Corporation, or the merger or consolidation of the Corporation with or into any other corporation, if such transaction in any manner would alter, change or otherwise adversely affect the powers, rights or preferences of the Junior Convertible Preferred Stock or (E) take any action which would cause a dividend or other distribution to be deemed to be received by the holders of the Junior Convertible Preferred Stock for federal income tax purposes unless such dividend or other distribution is actually received by such holders.

          (c) Written Consent.  Whenever holders of the Convertible Preferred
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Stock are required or permitted to take any action by vote, such action may be taken without a meeting by written consent, setting forth the action so taken and signed by the holders of the outstanding Senior Convertible Preferred Stock or Junior Convertible Preferred Stock, as the case may be, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all such shares entitled to vote thereon were present and voted.

          5.  Conversion.  Holders of the Convertible Preferred Stock shall
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have the following conversion rights (collectively, the "Conversion Rights"):

          (a) Right to Convert.  Each share of Series A Senior Preferred Stock,
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Series B Senior Preferred Stock and Junior Convertible Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, into such number of validly issued, fully paid and nonassessable shares of Common Stock of the Corporation, as is determined by dividing the Series A Senior Preferred Stock Stated Value, the Series B Senior Preferred Stock Stated Value or the Junior Convertible Preferred Stock Stated Value, as the case may be, by the respective "Conversion Prices" (as defined below) in effect at the time of the conversion; provided, however, that if such share shall be called for redemption pursuant to Section 5(h), it may not be converted after the redemption date unless the Corporation shall have failed to pay or provide for the payment of the redemption price therefor (in accordance with Section 5(h)). The Conversion Prices initially in effect shall be $ 2.6716 for the Series A Senior Preferred Stock (the "Series A Senior Preferred Stock Conversion Price"), $ 2.6564 for the Series B Senior Preferred Stock (the "Series B Senior Preferred Stock Conversion Price"), and $5.6085 for the Junior Convertible Preferred Stock (the "Junior Preferred Stock Conversion Price") (the Series A Senior Preferred Stock Conversion Price, the Series

B Senior Preferred Stock Conversion Price, and the Junior Preferred Stock Conversion Price, collectively the "Conversion Prices" and each individually, a "Conversion Price"). Such initial Conversion Prices, and the rate at which shares of Convertible Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided in Section 5(d) below.

          (b) Fractional Shares.  No fractional shares of Common Stock shall be
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issued upon conversion of the Convertible Preferred Stock, but in lieu thereof, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Market Price of a share of Common Stock on the date on which such shares of Convertible Preferred Stock are deemed to have been converted.

          (c) Mechanics of Conversion
              -----------------------

               (i) In order for a holder of the Convertible Preferred Stock to convert shares of Convertible Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Convertible Preferred Stock, at the office of the transfer agent for the Convertible Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Convertible Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date on which the transfer agent (or the Corporation, if the Corporation serves as its own transfer agent) receives such certificate or certificates and notice shall be the conversion date ("Conversion Date"). As soon as practicable, and in any event within five business days, after the Conversion Date, the Corporation shall issue and deliver, or cause to be issued and delivered, to such holder of Convertible Preferred Stock, or to his or its nominees, (i) a certificate or certificates for the number of validly issued, fully paid and nonassessable shares of Common Stock to which such holder shall be entitled upon conversion and (ii) if fewer than the full number of shares of Convertible Preferred Stock evidenced by the surrendered certificate or certificates are being converted, a new certificate or certificates of like tenor for the number of shares evidenced by such surrendered certificate or certificates less the number of shares converted.

               (ii) During such times as any shares of Convertible Preferred Stock are outstanding, the Corporation shall reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of Convertible Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Convertible Preferred Stock.

               (iii) All shares of Convertible Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares (including the rights, if any, to receive notices and to vote) shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor. Such conversions shall be deemed to have been made at the close of business on the Conversion Date and the converting holder shall be treated for all purposes as having become the record holder of such Common Stock at such time. Any shares of Convertible Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Convertible Preferred Stock accordingly.

          (d)  Anti-dilution Provisions
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               (i)  Adjustments; Capital Stock. The Series A Senior Preferred
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     Stock Conversion Price set forth above shall be subject to adjustment from time to time as hereinafter provided. For purposes of this Section 5, the term "Capital Stock" as used herein includes the Corporation's Common Stock and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

               (ii) Adjustment of Series A Senior Preferred Stock Conversion
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     Price Upon Issuance of Additional Shares of Capital Stock
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                    (A) In case the Corporation, at any time or from time to time after the Issue Date shall issue or sell Additional Shares of Capital Stock without considera-tion or for a consideration per share less than the greater of the Series A Senior Preferred Stock Conversion Price or the Market Price in effect, in each case, on the date of such issue or sale, then, and in each such case, subject to
          Section 5(d)(viii), the Series A Senior Preferred Stock Conversion Price shall be reduced, concurrently with such issue or sale, to a price (calculated to the nearest .001 of a cent) determined by multiplying such Series A Senior Preferred Stock Conversion Price by a fraction:

                    (1) the numerator of which shall be (a) the number of shares of Capital Stock outstanding immediately prior to such issue or sale plus (b) the number of shares of Capital Stock which the aggregate consideration received by the Corporation for the total number of such Additional Shares of Capital Stock so issued or sold would purchase at the greater of such Market Price or such Series A Senior Preferred Stock Conversion Price, and

                    (2) the denominator of which shall be the number of shares of Capital Stock outstanding immediately after such issue or sale,

     provided that, for the purposes of this Section 5(d)(ii)(A), (w) immediately after any Additional Shares of Capital Stock are deemed to have been issued pursuant to Section 5(d)(iii) or 5(d)(iv), such Additional Shares shall be deemed to be outstanding, and (x) treasury shares shall not be deemed to be outstanding; and provided further that, for the purposes of this Section 5(d)(ii)(A), (y) the crediting of shares of the Corporation's Common Stock to participating real estate salespersons under the Corporation's Deferred Equity Program which was adopted by the Corporation on October 18, 1989 shall cause an adjustment in the Series A Senior Preferred Stock Conversion Price concurrently with such crediting of the shares of the Corporation's Common Stock and (z) the issuance of such shares previously credited to participating real estate salespersons under the Corporation's Deferred Equity Program shall not cause an adjustment in the Series A Senior Preferred Stock Conversion Price.

                    (B) In case the Corporation, at any time or from time to time after the Issue Date, shall declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of other or additional stock or other securities or property or Options by way of dividend or spinoff, reclassification, recapitalization or similar corporate rearrangement) on the Capital Stock, other than (1) a dividend payable in Additional Shares of Capital Stock or in Options for Capital Stock or Convertible Securities or (2) a dividend payable in cash or other property and declared out of retained earnings of the Corporation, then, and in each such case, subject to Section 5(d)(viii), the Series A Senior Preferred Stock Conversion Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of any class of securities entitled to receive such dividend or distribution shall be reduced, effective as of the close of business on such record date, to a price (calculated to the nearest .001 of a cent) determined by multiplying the Series A Senior Preferred Stock Conversion Price by a fraction:

                    (1) the numerator of which shall be the Market Price in effect on such record date or, if any class of Capital Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading, less the value of such dividend or distribution which has not been declared out of retained earnings (as determined in good faith by the Board of Directors of the Corporation) applicable to one share of Capital Stock, and

          (2)  the denominator of which shall be such Market Price.

               (iii)  Treatment of Options and Convertible Securities.  In case
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     the Corporation, at any time or from time to time after the Issue Date, shall issue, sell, grant or assume, or shall fix a record date for the determination of holders of any class of securities entitled to receive, any Options or Convertible Securities, then, and in each such case, the maximum number of Additional Shares of Capital Stock (as set forth in the instrument relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Capital Stock issued as of the time of such issue, sale, grant or assumption or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that such Additional Shares of Capital Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 5(d)(v)) of such shares would be less than the greater of the applicable Conversion Price or the Market Price in effect, in each case, on the date of and immediately prior to such issue, sale, grant or assumption or immediately prior to the close of business on such record date or, if the Capital Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading, as the case may be, and provided, further, that in any such case in which Additional Shares of Capital Stock are deemed to be issued,

                    (A) no further adjustment of the Series A Senior Preferred Conversion Price shall be made upon the subsequent issue or sale of Additional Shares of Capital Stock or Convertible Securities upon the exercise of such Options or the conversion or exchange of such Convertible Securities;

                    (B) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any change in the consideration payable to the Corporation, or change in the number of Additional Shares of Capital Stock issuable, upon the exercise, conversion or exchange thereof (by change of rate or otherwise), the Conversion Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such change becoming effective, be recomputed to reflect such change insofar as it affects such Options, or the rights of conversion or exchange under such Convertible Securities, which are outstanding at such time;

                    (C) upon the expiration of any such Options or of the rights of conversion or exchange under any such Convertible Securities which shall not have been exercised (or upon purchase by the Corporation and cancellation or retirement of any such Options which shall not have been exercised or of any such Convertible Securities the rights of conversion or exchange under which shall not have been exercised), the Conversion Price computed upon the original issue, sale, grant or assumption thereon (or upon the occurrence of the record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration (or such cancellation or retirement, as the case may be), be recomputed as if:

                    (1) in the case of Options for Capital Stock or of
               Convertible Securities, the only Additional Shares of Capital Stock issued or sold (or deemed issued or sold) were the Additional Shares of Capital Stock, if any, actually issued or sold upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor were (a) an amount equal to (i) the consideration actually received by the Corporation for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus (ii) the consideration actually received by the Corporation upon such exercise, minus (iii) the consideration paid by the Corporation for any purchase of such Options which were not exercised, or (b) an amount equal to (i) the consideration actually received by the Corporation for the issue, sale, grant or assumption of all such Convertible Securities which were actually converted or exchanged, plus (ii) the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, minus (iii) the excess, if any, of the consideration paid by the Corporation for any purchase of such Convertible Securities, the rights of conversion or exchange under which were not exercised, over an amount that would be equal to the fair value (as determined in good faith by the Board of Directors of the Corporation) of the Convertible Securities so purchased if such Convertible Securities were not convertible into or exchangeable for Additional Shares of Capital Stock, and

                    (2) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued or sold upon the exercise of such Options were issued at the time of the issue, sale, grant or assumption of such Options, and the consideration received by the Corporation for the Additional Shares of Capital Stock deemed to have then been issued were an amount equal to (a) the consideration actually received by the Corporation for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus (b) the consideration deemed to have been received by the Corporation (pursuant to Section 5(d)(v)) upon the issue or sale of the Convertible Securities with respect to which such Options were actually exer-cised, minus (c) the consideration paid by the Corporation for any purchase of such Options which were not exercised.

               (iv) Treatment of Stock Dividends, Stock Splits, Etc.; Certain
                    ---------------------------------------------------------
Stock Repurchases
-----------------

                    (A) In case the Corporation, at any time or from time to time after the Issue Date, shall declare or pay any dividend or other distribution on the Capital Stock payable in Capital Stock, or shall effect a subdivision of the outstanding shares of Capital Stock into a greater number of shares of Capital Stock (by reclassification or otherwise than by payment of a dividend in Capital Stock), then, and in each such case, Additional Shares of Capital Stock shall be deemed to have been issued (1) in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or (2) in the case of any such subdivision, at the close of business on the day immediately prior to the day upon which such corporate action becomes effective.

                    (B) If the Corporation at any time or from time to time after the Issue Date shall, directly or indirectly, including through a Subsidiary (as defined below) or otherwise, purchase, redeem or otherwise acquire (a "Repurchase") any of its Capital Stock at a price per share greater than the Market Price, then the Series A Senior Preferred Stock Conversion Price upon each such Repurchase shall be adjusted to the price determined by multiplying the Series A Senior Preferred Stock Conversion Price by a fraction (1) the numerator of which shall be the number of shares of Capital Stock outstanding immediately prior to the such Repurchase minus the number of shares of Capital Stock which the aggregate consideration for total repurchased Capital Stock would purchase at the Market Price; and (2) the denominator of which shall be the number of shares of Capital Stock outstanding immediately after such Repurchase. For the purposes of this Subsection 5(d)(iv)(B), the date as of which the Series A Senior Preferred Stock Conversion Price shall be computed shall be the earlier of (x) the date on which the Corporation shall enter into contract for the Repurchase of such Capital Stock, or (y) the date of the actual Repurchase of such Capital Stock. For purposes of this Section 5(d)(iv)(B), a Repurchase of Convertible Securities shall be deemed to be a Repurchase of the underlying Capital Stock, and the computation herein required shall be made on the basis of the full exercise, conversion or exchange for such Convertible Securities on the date as of which such computation is required hereby to be made even if such Convertible Securities are not exercisable, convertible or exchangeable on such date.

               (v)  Computation of Consideration. For the purposes of this
                    ----------------------------
Section 5:

                    (A) The consideration for the issue or sale of any Additional Shares of Capital Stock or for the issue, sale, grant or assumption of any Options or Convertible Securities, irrespective of the accounting treatment of such consideration,

                    (1) insofar as it consists of cash, shall be computed as the amount of cash received by the Corporation, and insofar as it consists of securities or other non-cash consideration, shall be computed as of the date immediately preceding such issue, sale, grant or assumption as the fair value (as determined in good faith by the Board of Directors of the Corporation) of such consideration (or, if such consideration is received for the issue or sale of Additional Shares of Capital Stock and the Market Price thereof is less than the fair value, as so determined, of such consideration, then such con-sideration shall be computed as the Market Price of such Additional Shares of Capital Stock), in each case without deducting any expenses paid or incurred by the Corporation, any commissions or compensation paid or concessions or discounts allowed to underwriters, dealers or others performing similar services and any accrued interest or dividends in connection with such issue or sale, and

                    (2) in case Additional Shares of Capital Stock are issued or sold or Options or Convertible Securities are issued, sold, granted or assumed together with other stock or securities or other assets of the Corporation for a consideration which covers both, shall be the proportion of such consideration so received, computed as provided in subsection (1) above, allocable to such Additional Shares of Capital Stock or Options or Convertible Securities, as the case may be, all as determined in good faith by the Board of Directors of the Corporation.

                    (B) All Additional Shares of Capital Stock, Options or Convertible Securities issued in payment of any dividend or other distribution on any class of stock of the Corporation and all Additional Shares of Capital Stock issued to effect a subdivision of the outstanding shares of Capital Stock into a greater number of shares of Capital Stock (by reclassification or otherwise than by payment of a dividend in Capital Stock) shall be deemed to have been issued without consideration.

                    (C) Additional Shares of Capital Stock deemed to have been issued for consideration pursuant to Section 5(d)(iii), relating to Options and Convertible Securities, shall be deemed to have been issued for a consideration per share determined by dividing

                    (1) the total amount, if any, received and receivable by the
               Corporation as consideration for the issue, sale, grant or assumption of the Options or Convertible Securities in question, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise in full of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, in each case comprising such consideration as provided in the foregoing subsection (A), by

                    (2) the maximum number of shares of Capital Stock (as set
               forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                    (D) In case the Corporation shall issue any Additional Shares of Capital Stock, Options or Convertible Securities in connection with the acquisition by the Corporation of the stock or assets of any other corporation or the merger of any other corporation into the Corporation under circumstances where on the date of issue of such Additional Shares of Capital Stock, Options or Convertible Securities the consideration received for such Additional Shares of Capital Stock or deemed to have been received for the Additional Shares of Capital Stock deemed to be issued pursuant to Section 5(d)(iii) is less than the Market Price of the Capital Stock in effect immediately prior to such issue but on the date the number of Additional Shares of Capital Stock or the amount and the exercise price or conversion price of such Options or Convertible Securities to be so issued were set forth in a binding agreement between the Corporation and the other party or parties to such transaction the consideration received for such Additional Shares of Capital Stock or deemed to have been received for the Additional Shares of Capital Stock deemed to be issued pursuant to Section 5(d)(iii) would not have been less than the Market Price of the Capital Stock then in effect, such Additional Shares of Capital Stock shall not be deemed to have been issued for less than the Market Price of the Capital Stock if such terms so set forth in such binding agreement are not changed prior to the date of issue.

                    (vi) Adjustments for Combinations, Etc.  In case the
                         ---------------------------------
     outstanding shares of Capital Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Capital Stock, the Conversion Prices in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

                    (vii)  Dilution in Case of Other Securities.  In case any
                           ------------------------------------
     Other Securities shall be issued or sold or shall become subject to issue or sale upon the conversion or ex-change of any securities of the Corporation or to subscription, purchase or other acquisition pursuant to any options issued or granted by the Corporation for a consideration such as to dilute, on a basis to which the standards established in the other provisions of this Section 5 are applicable, the conversion rights of the holders of the Series A Senior Preferred Stock, then, and in each such case, the computations, adjustments and readjustments provided for in this Section 5 with respect to the applicable Conversion Price shall be made as nearly as possible in the manner so provided and applied to determine the amount of Other Securities from time to time receivable upon the conversion of the Series A Senior Preferred Stock, so as to protect the holders of the Series A Senior Preferred Stock against the effect of such dilution.

                    (viii)  Minimum Adjustment and Timing of Adjustment of
                            ----------------------------------------------
Conversion Price
----------------

                    (A) If the amount of any adjustment of the Series A Senior Preferred Stock Conversion Price required pursuant to this Section 5 would be less than one percent (1%) of such Conversion Price in effect at the time such adjustment is otherwise so required to be made, such amount shall be carried forward and adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate at least one percent (1%) of such Conversion Price; provided that, upon the conversion of any shares of Series A Senior Preferred Stock, all adjustments carried forward and not theretofore made up to and including the date of such conversion shall, with respect to the Series A Senior Preferred Stock then converted, be made to the nearest .001 of a cent.

                    (B) Each Series A Senior Preferred Conversion Price shall be adjusted within 90 days of the end of each fiscal year of the Corporation with respect to events subject to the anti-dilution provisions of the Series A Senior Preferred Stock which have occurred during such fiscal year; provided that, upon the conversion of any shares of Series A Senior Preferred Stock, all adjustments carried forward and not theretofore made up to and including the date of such conversion shall, with respect to the shares of Series A Senior Preferred Stock then converted, be made to the nearest .001 of a cent and provided further that the applicable Series A Senior Preferred Conversion Price shall also be adjusted prior to any transfer or other disposition of any Series A Senior Preferred Stock and promptly at any time upon the request of the holder of any Series A Senior Preferred Stock, subject to the provisions of clause 5(d)(viii)(A) above.

               (ix) Changes in Capital Stock; Series A Senior Preferred Stock.
                    ---------------------------------------------------------
     In case at any time the Corporation shall be a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the Corporation's assets, liquidation or recapitalization of the Capital Stock) in which the previously outstanding Capital Stock shall be changed into or exchanged for different securities of the Corporation or common stock or other securities of another corporation or interests in a noncorporate entity or other property (including cash) or any combination of any of the foregoing or in which the Capital Stock ceases to be a publicly traded security either listed on the New York Stock Exchange or the American Stock Exchange or quoted by NASDAQ or any successor thereto or comparable system (each such transaction being herein called the "Transaction," the date of consummation of the Transaction being herein called the "Consummation Date," the Corporation (in the case of a recapitalization of the Capital Stock or any other such transaction in which the Corporation retains substantially all of its assets and survives as a corporation) or such other corporation or entity (in each other case) being herein called the "Acquiring Company," and the common stock (or equivalent equity interests) of the Acquiring Company being herein called the "Acquirer's Common Stock"), then, as a condition of the consummation of the Transaction, lawful and adequate provisions shall be made so that each holder of Series A Senior Preferred Stock, upon the conversion thereof at any time on or after the Consummation Date (but subject, in the case of an election pursuant to clause (B) or (C) below, to the time limitation hereinafter provided for such election),

                    (A) shall be entitled to receive, and any Series A Senior Preferred Stock shall thereafter represent the right to receive, in lieu of the Common Stock issuable upon such conversion prior to the Consummation Date, such number of shares of the Acquirer's Common Stock as are issuable in exchange for each share of Common Stock, unless the Acquiring Company fails to meet the requirements set forth in clauses (D), (E) and (F) below, in which case shares of the common stock of the corporation (herein called a "Parent") which directly or indirectly controls the Acquiring Company if it meets the requirements set forth in clauses (D), (E) and (F) below, at an aggregate conversion price for such number of shares equal to the lesser of (1) the Conversion Price in effect immediately prior to the Consummation Date multiplied by a fraction the numerator of which is the aggregate market price for such number of shares

          (determined in the same manner as provided in the definition of Market Price) of the Acquirer's Common Stock or the Parent's common stock, as the case may be, immediately prior to the Consummation Date and the denominator of which is the Market Price per share of Common Stock immediately prior to the Consummation Date, or (2) the aggregate market price for such number of shares (as so determined) of the Acquirer's Common Stock or the Parent's common stock, as the case may be, immediately prior to the Consummation Date (subject in each case to adjustments from and after the Consummation Date as nearly equivalent as possible to the adjustments provided for in this Section
          5),

     or at the election of the holder of such Series A Senior Preferred Stock pursuant to notice given to the Corporation on or before the later of (1) the thirtieth day following the Consummation Date, and (2) the sixtieth day following the date of delivery or mailing to such holder of the last proxy statement relating to the vote on the Transaction by the holders of the Capital Stock,

                    (B) shall be entitled to receive, and any Series A Senior Preferred Stock shall thereafter represent the right to receive, in lieu of the Capital Stock issuable upon such conversion prior to the Consummation Date, the highest amount of securities or other property to which such holder would actually have been entitled as a stockholder upon the consummation of the Transaction if such holder had converted such Series A Senior Preferred Stock immediately prior thereto (subject to adjustments from and after the Consummation Date as nearly equivalent as possible to the adjustments provided for in this Section 5), provided that if a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than 50% of the outstanding shares of Capital Stock, and if the holder of such Series A Senior Preferred Stock so designates in such notice given to the Corporation, the holder of such Series A Senior Preferred Stock shall be entitled to receive in lieu thereof, the highest amount of securities or other property to which such holder would actually have been entitled as a stockholder if such holder had converted such Series A Senior Preferred Stock prior to the expiration of such purchase, tender or exchange offer and accepted such offer (subject to adjustments from and after the consummation of such purchase, tender or exchange offer as nearly equivalent as possible to the adjustments provided for in this Section 5), or, if neither the Acquiring Company nor the Parent meets the requirements set forth in clauses (D), (E) and (F) below, at the election of the holder of Series A Senior Preferred Stock pursuant to notice given to the Corporation on or before the later of (1) the thirtieth day following the Consummation Date, and (2) the sixtieth day following the date of delivery or mailing to such holder of the last proxy statement relating to the vote on the Transaction by the holders of the Common Stock,

                    (C) shall be entitled to receive, within 15 days after such election, in full satisfaction of the Conversion Rights afforded to the Series A Senior Preferred Stock held by such holder under this
          Section 5, an amount equal to the fair market value of such conversion rights as determined by an independent investment banker (with an established national reputation as a valuer of equity securities) selected by the Corporation, such fair market value to be determined with regard to all material relevant factors but without regard to the effects on such value of the Transaction.

     The Corporation agrees to obtain, and deliver to each holder of Series A Senior Preferred Stock a copy of, the determination of an independent investment banker (selected by the Corporation and reasonably satisfactory to the holders of Series A Senior Preferred Stock) necessary for the valuation under clause (C) above within 15 days after the Consummation Date of any Transaction to which clause (C) is applicable.

                    The requirements referred to above in the case of the Acquiring Company or its Parent are that immediately after the Consummation
     Date:

                    (D) it is a solvent corporation organized under the laws of any State of the United States of America having its common stock listed on the New York Stock Exchange or the American Stock Exchange or quoted by NASDAQ or any successor thereto or comparable system, and such common stock continues to meet such requirements for such listing or quotation,

                    (E) it is required to file, and in each of its three fiscal years immediately preceding the Consummation Date has filed, reports with the Securities and Exchange Commission pursuant to Section

          13 or 15(d) of the Securities Exchange Act of 1934, as amended, and

                    (F) in the case of the Parent, such Parent is required to include the Acquiring Company in the consolidated financial statements contained in the Parent's Annual Report on Form 10-K as filed with the Securities and Exchange Commission and is not itself included in the consolidated financial statements of any other Person (other than its consolidated subsidiaries).

     Notwithstanding anything contained herein to the contrary, the Corporation shall not effect any Transaction unless prior to the consummation thereof each corporation or entity (other than the Corporation) which may be required to deliver any securities or other property upon the conversion of Series A Senior Preferred Stock, the surrender of Series A Senior Preferred Stock or the satisfaction of conversion rights as provided herein shall assume, by written instrument delivered to each holder of Series A Senior Preferred Stock, the obligation to deliver to such holder such securities or other property to which, in accordance with the foregoing provisions, such holder may be entitled, and such corporation or entity shall have similarly delivered to each holder of Series A Senior Preferred Stock an opinion of counsel for such corporation or entity, satisfactory to each holder of Series A Senior Preferred Stock, which opinion shall state that all the outstanding Series A Senior Preferred Stock, including, without limitation, the conversion provisions applicable thereto, if any, shall thereafter continue in full force and effect and shall be enforceable against such corporation or entity in accordance with the terms hereof and thereof, together with such other matters as such holders may reasonably request.

               (x) Treatment of Stock Dividends, Stock Splits, Etc.; Certain
                   ---------------------------------------------------------
     Transactions.  In case the Corporation, at any time or from time to time
     ------------
     after the Issue Date, shall be a party to any Transaction, each holder of Series B Senior Preferred Stock and each holder of Junior Convertible Preferred Stock, upon the exercise thereof at any time on or after the Consummation Date shall be entitled to receive, and such Series B Senior Preferred Stock and Junior Convertible Preferred Stock shall thereafter represent the right to receive, in lieu of the Common Stock issuable upon conversion prior to the Consummation Date the kind and amount of securities or property (including cash) which it would have owned or have been entitled to receive after the happening of such Transaction had such Series B Senior

     Preferred Stock or Junior Convertible Preferred Stock been converted immediately prior to such Transaction.

               Notwithstanding anything contained herein to the contrary, the Corporation shall not effect any Transaction unless prior to the consummation thereof each corporation or entity (including, without limitation, the Corporation) which may be required to deliver any securities or property (including cash) upon the conversion of Series B Senior Preferred Stock or Junior Convertible Preferred Stock, the surrender of Series B Senior Preferred Stock or Junior Convertible Preferred Stock or the satisfaction of conversion rights as provided herein shall assume, by written instrument delivered to each holder of Series B Senior Preferred Stock or Junior Convertible Preferred Stock, the obligation to deliver to such holder such securities or other property to which, in accordance with the foregoing provisions, such holder may be entitled, and such corporation or entity shall have similarly delivered to each holder of Series B Senior Preferred Stock or Junior Convertible Preferred Stock an opinion of counsel for such corporation or entity, satisfactory to each such holder, which opinion shall state that all the rights and privileges, including without limitation, conversion privileges of the Series B Senior Preferred Stock and the Junior Convertible Preferred Stock shall thereafter continue in full force and effect and shall be enforceable against such corporation or entity in accordance with the terms hereof and thereof, together with such other matters as such holders may reasonably request.

               In case the Corporation shall (i) pay a dividend in shares of Capital Stock or securities convertible into Capital Stock or make a distribution to all holders of shares of Capital Stock in shares of Capital Stock or securities convertible into Capital Stock, (ii) subdivide its outstanding shares of Capital Stock, (iii) combine its outstanding shares of Capital Stock into a smaller number of shares of Capital Stock or (iv) issue by reclassification of its shares of Capital Stock other securities of the Corporation, the Series B Preferred Stock Conversion Price and the Junior Preferred Stock Conversion Price shall be adjusted (to the nearest cent) by multiplying, (x) in the case of the Series B Senior Preferred Stock, the Series B Preferred Stock Conversion Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of shares of Capital Stock outstanding immediately prior to the occurrence of such event, and of which the denominator shall be the number of shares of Capital Stock outstanding (including any convertible securities issued pursuant to clause (i) or (iv) above on an as converted basis) immediately thereafter, or (y) in the case of the Junior Preferred Stock Conversion Price, the Junior Preferred Stock Conversion Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of shares of Capital Stock outstanding immediately prior to the occurrence of such event, and of which the denominator shall be the number of shares of Capital Stock outstanding (including any convertible securities issued pursuant to clause (i) or (iv) above on an as converted basis) immediately thereafter. An adjustment made pursuant to the foregoing sentence shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

               (xi) Certain Issues and Repurchases Excepted.  Anything herein
                    ---------------------------------------
     to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Series A Senior Preferred Conversion Prices in the case of (A) the issuance of shares of the Senior Convertible Preferred Stock on the Issue Date and the issuance of shares of Series A Senior Preferred Stock and Series B Senior Preferred Stock pursuant to this
     Article IV upon the filing of the Certificate of Amendment as described herein, (B) the issuance of shares of the Junior Convertible Preferred Stock on the Issue Date, (C) the issuance of warrants to purchase shares of Common Stock (the "Warburg Warrants") concurrently with the issuance of the Senior Convertible Preferred Stock on January 29, 1993 (the "Restructuring Date"), and any amendments to such Warburg Warrants through the date of filing of the Certificate of Amendment, (D) the issuance to The Prudential Insurance Company of America ("Prudential") of warrants to purchase shares of Common Stock (the "New Prudential Warrants") concurrently with the issuance of the Junior Convertible Preferred Stock, and any amendments to such New Prudential Warrants through the date of filing of the Certificate of Amendment, (E) the issuance of warrants to purchase shares of Common Stock (the "1994 Warrants") concurrently with the filing of this Certificate of Amendment, and any amendments to such 1994 Warrants, (F) the issuance of shares of Capital Stock issuable upon conversion of the Convertible Preferred Stock or upon exercise of the Warburg Warrants, the New Prudential Warrants, the 1994 Warrants, the Stock Subscription Warrant, dated as of November 25, 1986, by the Corporation to Prudential or any other Option or right outstanding on the Issue Date to purchase or otherwise acquire Capital Stock, (G) the granting by the Corporation, after the Issue Date, of Options to purchase Capital Stock or the sale or grant, after the Issue Date, of Capital Stock, pursuant to option or stock purchase plans or agreements, or other incentive compensation plans or agreements, heretofore or hereafter adopted in respect of, or entered into with, directors, officers, employees or salespersons (other than pursuant to the Corporation's Preferred Equity Program) of the Corporation or any of its Subsidiaries in connection with their employment, being directors or acting as salesperson, provided that the consideration for the sale or grant of any such Options or Capital Stock (including the exercise price of any Option) is at least equal to the Market Price of such shares of Capital Stock on the date such Options are granted or the date established by any such plan for a purchase thereunder, as the case may be,
     (H) the Repurchase from any director, officer, employee or salesperson of the Corporation or any Subsidiary of any Option or share of Capital Stock upon his resignation or other termination from being a director, officer, employee or salesperson of the Corporation or any Subsidiary or (I) the issuance of shares of Common Stock in payment of the redemption price of the Rights issued pursuant to the Rights Agreement, dated as of March 13, 1989, as amended, between the Corporation and Bank of America N.T. & S.A., as Rights Agent.

               (xii)  Notice of Adjustment.  Upon the occurrence of any event
                      --------------------
     requiring an adjustment of any Conversion Price, then and in each such case the Corporation shall promptly deliver to each holder of Convertible Preferred Stock a certificate signed by the President or any Vice President and the Secretary or any Assistant Secretary of the Corporation (an "Officers' Certificate") stating the applicable Conversion Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock issuable upon conversion of such Convertible Preferred Stock, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Within 90 days after each fiscal year in which any such adjustment shall have occurred, or within 30 days after any request therefor by any holder of Convertible Preferred Stock stating that such holder contemplates conversion of such Convertible Preferred Stock, the Corporation will obtain and deliver to each holder of Convertible Preferred Stock the opinion of its regular independent auditors or another firm of independent public accountants of recognized national standing selected by the Corporation's Board of Directors who are satisfactory to the registered holders of a majority of the Convertible Preferred Stock, which opinion shall confirm the statements in the most recent Officers' Certificate delivered under this Section 5(d)(xi). It is understood and agreed that the independent public accountant rendering any such opinion shall be entitled expressly to assume in such opinion the accuracy of any determination of fair value made by the Board of Directors of the Corporation pursuant to Section 5(d)(v).

               (xiii)  Other Notices.  In case at any time:
                       -------------

                    (A) the Corporation shall declare or pay to the holders of Capital Stock any dividend other than a regular periodic cash dividend or any periodic cash dividend in excess of 115% of the cash dividend for the comparable fiscal period in the immediately preceding fiscal year;

                    (B) the Corporation shall declare or pay any dividend upon Capital Stock payable in stock or make any special dividend or other distribution (other than regular cash dividends) to the holders of Capital Stock;

                    (C) the Corporation shall offer for subscription pro rata to the holders of Capital Stock any additional shares of stock of any class or other rights;

                    (D) there shall be any capital reorganization, or reclassification of the Capital Stock of the Corporation, or consolidation or merger of the Corporation with, or sale of all or substantially all of its assets to, another corporation or other entity;

                    (E) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Corporation; or

                    (F) there shall be any other Transaction;

     then, in any one or more of such cases, the Corporation shall give to each holder of Convertible Preferred Stock (1) at least 15 days prior to any event referred to in clause (A) or (B) above, at least 30 days prior to any event referred to in clause (C), (D) or (E) above, and within five business days after it has knowledge of any pending Transaction, written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up or Transaction and (2) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up or Transaction known to the Corporation, at least 30 days prior written notice of the date (or, if not then known, a reasonable approximation thereof by the Corporation) when the same shall take place. Such notice in accordance with the foregoing clause (1) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Capital Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (2) shall also specify the date on which the holders of Capital Stock shall be entitled to exchange their Capital Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up or Transaction, as the case may be. Such notice shall also state that the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act of 1933, as amended, or to a favorable vote of security holders, if either is required.

               (xiv)   Certain Events.  If any event occurs as to which, in
                       --------------
     the good faith judgment of the Board of Directors of the Corporation, the other provisions of this Section 5 are not strictly applicable or if strictly applicable would not fairly protect the conversion rights of the holders of the Series A Senior Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors of the Corporation shall appoint its regular independent auditors or another firm of independent public accountants of recognized national standing who are satisfactory to the holders of a majority of the Series A Senior Preferred Stock which shall give their opinion upon the adjustment, if any, on a basis consistent with such essential intent and principles, necessary to preserve, without dilution, the rights of the holders of the Series A Senior Preferred Stock. Upon receipt of such opinion, the Board of Directors of the Corporation shall forthwith make the adjustments described therein; provided, that no such adjustment shall have the effect of increasing any Series A Senior Preferred Stock Conversion Price as otherwise determined pursuant to this Section 5. The Corporation may make such reductions in the Series A Senior Preferred Conversion Price or increase in the number of shares of Common Stock purchasable here-under as it deems advisable, including any reductions or increases, as the case may be, necessary to ensure that any event treated for Federal income tax purposes as a distribution of stock or stock rights not be taxable to recipients.

          (e) No Impairment.  The Corporation shall not, by amendment of its
              --------------
Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in the carrying out of all the provisions of this
Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Senior Preferred Stock against impairment.

          (f) Mandatory Conversion.  If (i) at all times during a two-year
              --------------------
period prior to the date of conversion the ratio of Consolidated Debt to EBITDA (each as defined below) of the Corporation has not exceeded 3.0:1.0, (ii) on each Trading Day during a six-month period prior to the date of conversion the Daily Market Price of the Common Stock has exceeded $8.75 per share, subject to proportionate adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Common Stock, and (iii) the Corporation is in full compliance with all of the terms and conditions of all agreements pursuant to which the Corporation or any Subsidiary shall have incurred Indebtedness for borrowed money all, but not less than all, of the then outstanding shares of Convertible Preferred Stock shall be converted into shares of Common Stock as provided below. The Corporation shall provide written notice of the occurrence of the foregoing events giving rise to such mandatory conversion by United States certified or registered mail, postage prepaid, mailed not more than 30 days thereafter to all holders of record of the shares to be converted at such holders' addresses as the same appear on the stock register of the Corporation. Each such notice shall state the proposed date on which such mandatory conversion will occur (which date shall not be fewer than 30 days after the date notice thereof is received), the applicable Conversion Price and the place or places where certificates for shares of the Convertible Preferred Stock are to be surrendered for conversion. From and after the date of mandatory conversion, the certificates for the Convertible Preferred Stock shall be deemed to represent only the shares of Common Stock into which such shares of Convertible Preferred Stock shall have been converted. The Holder of such certificates shall surrender such certificates for conversion upon and pursuant to the request of the Corporation.

          (g) Certain Definitions.  For purposes of this Article IV, the
              -------------------
following terms shall have the following meanings:

               (i)  "Additional Shares of Capital Stock" shall mean all shares
                    ------------------------------------
          (including treasury shares) of Capital Stock issued or sold (or, pursuant to Sections 5(d)(iii) or 5(d)(iv) deemed to be issued) by the Corporation after the Issue Date, whether or not subsequently reacquired or retired by the Corporation, other than shares of Common Stock issued upon the conversion of the Convertible Preferred Stock.

                    (ii)  "Consolidated Debt" shall mean with respect to any
                          -------------------
          Person, the total Indebtedness of such Person and its Subsidiaries on a consolidated basis determined in accordance with GAAP.

               (iii)  "Convertible Securities" shall mean any evidences of
                      ------------------------
          indebtedness, shares of stock (other than Common Stock) or securities directly or indirectly convertible into or exchangeable for Additional Shares of Capital Stock.

               (iv)  "Daily Market Price" shall mean, on any date specified
                     --------------------
          herein, (A) if any class of Capital Stock is listed or admitted to trading on any national securities exchange, the average of the high and low sale price of shares of each such class of Capital Stock or if no such sale takes place on such date, the average of the highest closing bid and lowest closing asked prices thereof on such date, in each case as officially reported on all national securities exchanges on which each such class of Capital Stock is then listed or admitted to trading, or (B) if no shares of any class of Capital Stock are then listed or admitted to trading on any national securities exchange, the highest closing price of any class of Capital Stock on such date in the over-the-counter market as shown by NASDAQ or, if no such shares of any class of Capital Stock are then quoted in such system, as published by the National Quotation Bureau, Incorporated or any similar successor organization, and in either case as reported by any member firm of the New York Stock Exchange selected by the Corporation. If no shares of any class of Capital Stock are then listed or admitted to trading on any national securities exchange and if no closing bid and asked prices thereof are then so quoted or published in the over-the-counter market, "Daily Market Price" shall mean the higher of (x) the book value per share of Capital Stock (assuming for the purposes of this calculation the economic equivalence of all shares of all classes of Capital Stock) as determined on a fully diluted basis in accordance with generally accepted accounting principles by a firm of independent public accountants of recognized standing (which may be its regular auditors) selected by the Board of Directors of the Corporation as of the last day of any month ending within 60 days preceding the date as of which the determination is to be made or (y) the fair value per share of Capital Stock (assuming for the purposes of this calculation the economic equivalence of all shares of all classes of Capital Stock), as determined on a fully diluted basis in good faith by an independent brokerage firm or Standard & Poor's Corporation (as selected by the Board of Directors of the Corporation), as of a date which is 15 days preceding the date as of which the determination is to be made.

               (v)  "EBITDA" shall mean, with respect to any Person, for any
                    --------
          period, the sum of (A) the net income of such Person and its Subsidiaries on a consolidated basis before taxes, excluding extraordinary items and income or loss from discontinued operations,
          (B) total interest expense of such Person and its Subsidiaries on a consolidated basis and (C) depreciation and amortization for such Person and its Subsidiaries on a consolidated basis.

               (vi)  "GAAP" shall mean generally accepted accounting principles
                     ------
          set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession.

               (vii)  "Indebtedness" shall mean, with respect to any Person, all
                      --------------
          items (excluding items of contingency reserves or of reserves for deferred income taxes) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as of the date on which Indebtedness is to be determined.

               (viii)  "Issue Date" shall mean the date on which shares of
                       ------------
          Convertible Preferred Stock are first issued by the Corporation. "Issue Date" with respect to the shares of Series A Senior Preferred Stock and Series B Senior Preferred Stock outstanding on the date of filing of the Certificate of Amendment shall be deemed to be the date of issuance of the respective shares of Existing Senior Convertible Preferred Stock which were exchanged for or converted into such shares of Series A Senior Preferred Stock and Series B Senior Preferred Stock.

               (ix)  "Market Price" shall mean, on any date specified herein,
                     --------------
          (A) if any class of Capital Stock is listed or admitted to trading on any national securities exchange, the highest price obtained by taking the arithmetic mean over a period of 20 consecutive Trading Days ending the second Trading Day prior to such date of the average, on each such Trading Day, of the high and low sale price of shares of each such class of Capital Stock or if no such sale takes place on such date, the average of the highest closing bid and lowest closing asked prices thereof on such date, in each case as officially reported on all national securities exchanges on which each such class of Capital Stock is then listed or admitted to trading, or (B) if no shares of any class of Capital Stock are then listed or admitted to trading on any national securities exchange, the highest closing price of any class of Capital Stock on such date in the over-the-counter market as shown by NASDAQ or, if no such shares of any class of Capital Stock are then quoted in such system, as published by the National Quotation Bureau, Incorporated or any similar successor organization, and in either case as reported by any member firm of the New York Stock Exchange selected by the Corporation. If no shares of any class of Capital Stock are then listed or admitted to trading on any national securities exchange and if no closing bid and asked prices thereof are then so quoted or published in the over-the-counter market, "Market Price" shall mean the higher of (x) the book value per share of Capital Stock (assuming for the purposes of this calculation the economic equivalence of all shares of all classes of Capital Stock) as determined on a fully diluted basis in accordance with generally accepted accounting principles by a firm of independent public accountants of recognized standing (which may be its regular auditors) selected by the Board of Directors of the Corporation as of the last day of any month ending within 60 days preceding the date as of which the determination is to be made or (y) the fair value per share of Capital Stock (assuming for the purposes of this calculation the economic equivalence of all shares of all classes of Capital Stock), as determined on a fully diluted basis in good faith by an independent brokerage firm or Standard & Poor's Corporation (as selected by the Board of Directors of the Corporation), as of a date which is 15 days preceding the date as of which the determination is to be made.

                    (x)  "Options" shall mean rights, options or warrants to
                         ---------
          subscribe for, purchase or otherwise acquire either Additional Shares of Capital Stock or Convertible Securities.

               (xi)  "Other Securities" shall mean any stock (other than
                     ------------------
          Capital Stock) and any other securities of the Corporation or any other Person (corporate or otherwise) which the holders of the Convertible Preferred Stock at any time shall be entitled to receive, or shall have received, upon the conversion or partial conversion of the Convertible Preferred Stock, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 5(d)(ix) or otherwise.

                    (xii)  "Person" shall mean any individual, firm,
                           --------
          corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

               (xiii)  "Subsidiary" shall mean any corporation or other entity
                       ------------
          the majority of the outstanding voting shares of which is at the time owned (either alone or through Subsidiaries or together with Subsidiaries) by the Corporation or another Subsidiary.

               (xiv)  "Trading Day" shall mean any day on which the New York
                      -------------
          Stock Exchange is open for trading on a regular basis.

               (xv)  "Transaction" shall have the meaning set forth in Section
                     -------------
          5(d)(ix).

          (h) Junior Convertible Preferred Stock
              ----------------------------------

               (i) In the event that the Corporation undertakes to sell its Common Stock through an underwritten public offering (an "Offering"), and if the underwriter advises the Corporation that in order to complete such Offering on the most favorable terms to the Corporation it is necessary for the Junior Convertible Preferred Stock to be retired, then the Corporation may so notify the holders of the Junior Convertible Preferred Stock (the "Conversion Notice"), and
     such holders shall, on or prior to the Conversion Date (as defined below) convert their Junior Convertible Preferred Stock into Common Stock pursuant to the terms of this Article IV. The holders of the Junior Convertible Preferred Stock shall be obligated to convert their Junior Convertible Preferred Stock only if (A) on or prior to the Conversion Date, all the holders of the Series B Senior Preferred Stock shall have converted their Series B Senior Preferred Stock into Common Stock, or all Series B Senior Preferred Stock shall otherwise have been retired, and (B) the Market Price of the Common Stock at the Conversion Date is greater than the sum of the Junior Preferred Stock Stated Value plus accrued dividends per share of Junior Convertible Preferred Stock (such sum being referred to herein as the "Accreted Value"); provided that if at the Conversion Date, the Market
                            --------
     Price of the Common Stock is less than the Accreted Value, then each holder of the Junior Convertible Preferred Stock must either, at its option (A) convert the Junior Convertible Preferred Stock into Common Stock on or prior to the Conversion Date or (B) require the Corporation to redeem the Junior Convertible Preferred Stock at the Accreted Value, in which case such holder shall notify the Corporation of its election on or prior to the Conversion Date. If a holder elects to require the Corporation to redeem the Junior Convertible Preferred Stock, then the Corporation shall make such redemption within 60 days after the Conversion Date; provided that the
                                                               --------
     Corporation shall be obligated to redeem the Junior Convertible Preferred Stock only if it has sufficient funds legally available on the redemption date in order to redeem shares of Junior Convertible Preferred Stock pursuant to this Section 5(h); provided further that if the Board
                                    -------- -------
     determines not to proceed with the Offering any notice of redemption shall be withdrawn and the Corporation's obligation to redeem such shares shall terminate. "Conversion Date" shall mean the date stated in the Conversion Notice on or prior to which the holders of the Junior Convertible Preferred Stock shall be required to convert their Junior Convertible Preferred Stock in accordance with this Section 5(h). Without the consent of each holder of Junior Convertible Preferred Stock, the Conversion Date may not be a date earlier than the closing date of the Offering; provided that the
                                                    --------
     Conversion Notice may identify the Offering's closing date as "the closing date," in lieu of using a calendar date.

               (ii) If the Corporation shall be required to redeem shares Junior Convertible Preferred Stock pursuant to Section 5(h)(i), then notice of such redemption shall be given by United States certified or registered mail, postage prepaid, mailed not less than thirty (30) days nor more than sixty (60) days prior to the redemption date, to all holders of record of the shares to be redeemed at such holders' addresses as the same appear on the stock register of the Corporation. Each such notice shall state: (A) the redemption date; (B) the number of shares of Junior Convertible Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed from such holder, the number of shares to be redeemed from such holder; (C) the redemption price; and (D) the place or places where certificates for shares of the Junior Convertible Preferred Stock are to be surrendered for payment of the redemption price.

               (iii) Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing payment of the redemption price by deposit with a bank or trust company having capital and surplus of at least $50,000,000 of the shares called for redemption) said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender, in accordance with the above-mentioned notice, of the certificates for any shares so redeemed (properly endorsed or signed for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price provided for in this Section 5(h). In the event fewer than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued, without cost to the holder thereof, representing the unredeemed shares. The provisions of this Section 5(h)(iii) shall be subject to Section 5(h)(i).

          (i) Reacquired Shares.  Shares of Convertible Preferred Stock which
              ------------------
have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of the Preferred Stock; provided, however, that no such issued and reacquired shares of Senior Convertible Preferred Stock shall be reissued or sold as Series A Senior Preferred Stock and no such issued and reacquired shares of Junior Convertible Preferred Stock shall be reissued or sold as Junior Convertible Preferred Stock.

                                 ARTICLE V
                                 ---------

   Bylaws of the Corporation may be amended, altered or repealed, and new Bylaws may be adopted, (i) by the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) or (ii) by an affirmative vote of a majority of the Board of Directors but such right of the directors shall not divest or limit the right of the stockholders to adopt, alter or repeal Bylaws.

                                 ARTICLE VI
                                 ----------

   The property, business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors of the Corporation (exclusive of directors to be elected, if any, by the holders of any one or more series of Preferred Stock voting separately as a class or classes) shall not be less than six nor more than eighteen, the exact number of directors to be determined from time to time by a resolution adopted by the Board of Directors.

   Unless the Bylaws of the Corporation are amended by the stockholders of the Corporation after the effectiveness of this provision to provide for the division of the directors into classes, at each annual meeting all directors shall be elected to hold office until their respective successors are elected and qualified or until their earlier resignation or removal. Any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of directors and until their successors shall have been duly elected and qualified. No decrease in the number of directors shall shorten the
term of any incumbent director.   Notwithstanding the foregoing, and except as
otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders. The stockholders of the Corporation shall not have cumulative voting rights.

                                 ARTICLE VII
                                 -----------

   The Corporation reserves the right to repeal, alter, amend, or rescind any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute or this Certificate of Incorporation, and all rights conferred on stockholders herein are granted subject to this reservation.

                                 ARTICLE VIII
                                 ------------

   The Corporation is to have perpetual existence.

                                 ARTICLE IX
                                 ----------

   Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors, or by a majority of the members of the Board of Directors or by a committee of the Board of Directors which has been duly designated by the Board of Directors, whose powers and authority, as provided in a resolution of the Board of Directors or in the Bylaws of the Corporation, include the power to call such meetings, or by the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class), but such special meetings may not be called by any other person or persons.


                                 ARTICLE X
                                 ---------

      The Corporation shall, to the full extent permitted by any applicable law, including without limitation the General Corporation Law of the State of Delaware as amended from time to time, indemnify each director and officer, present or former, of the Corporation (as defined in the General Corporation Law of the State of Delaware) whom it may indemnify pursuant to such applicable law. The foregoing shall not be construed to limit the powers of the Board of directors to provide any other rights of indemnity which it may deem appropriate.

      A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit.

      IN WITNESS WHEREOF, GRUBB & ELLIS COMPANY has caused this certificate to be signed by Robert J. Walner, its Senior Vice President, and Carol M. Vanairsdale, its Assistant Secretary, this ___ day of ________________, 1995.



                                     GRUBB & ELLIS COMPANY


                                     --------------------------------------
                                     Robert J. Walner, Senior Vice President

President

Attest:


-----------------------------------------
Carol M. Vanairsdale, Assistant Secretary